RESOLUTIONS DATED JULY 22, 1999 AND MARCH 16, 2000 AMENDING THE GRANTOR TRUST

July  22,  1999
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RESOLVED,  that,  effective  July  22,  1999,  the  Trust  Agreement dated as of
September 15, 1994 between Ralston Purina Company and Wachovia Bank of North Carolina, N.A., be, and it hereby is, amended, subject to consent of the Trustee, as follows:

1. to provide that, each time the present value of liabilities of plans and programs set forth on Schedule 1 to the Trust is calculated for purposes of meeting the Company's funding obligations of the Trust, the discount rate assumption shall be no higher than the 30-year U.S. Treasury bond yield as published in the Wall Street Journal or another general circulation newspaper, coincident with or immediately following each effective date for calculating such liabilities; and that the Trust may not hereafter be amended to permit a higher rate to be used without the consent of a majority of the participants and beneficiaries in each Class of plans and programs set forth on Schedule 1 to the Trust;

2. to permit the calculation of present value of liabilities of plans and programs set forth on Schedule 1 to the Trust, for purposes of meeting the Company's funding obligations of the Trust, effective as of such date or dates, in addition to December 31 each year, as the Company or the Trustee believe necessary or desirable; and

3. to add the Company's Leveraged Incentive Plans to the benefit plans and programs listed on Schedule 1 to the Trust, and to treat such additions as belonging to Class 7 for purposes of priority of payment; and

FURTHER RESOLVED, that the Chief Executive Officer, any Corporate Vice President and the Vice President, Administration, or each of them, be, and they hereby are, authorized to do any and all acts and to execute any and all documents they, or any of them, deem necessary or desirable to effect the foregoing amendments; and

FURTHER RESOLVED, that the Chief Executive Officer or his delegee is authorized on behalf of the Company to determine from time to time such date or dates, in addition to December 31 each year, as of which the present value of liabilities of plans and programs set forth on Schedule 1 to the Trust shall be calculated for purposes of meeting the Company's funding obligations with respect to the Trust.

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March  16,  2000
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RESOLVED,  that,  effective  March  16,  2000,  the  Trust Agreement dated as of
September 15, 1994 between Ralston Purina Company and Wachovia Bank of North Carolina, N.A., be, and it hereby is, amended substantially as follows:

Section  1(k)  shall  be  deleted  and  the  following  substituted  therefor:

"(k) Assets contributed by Company (including, but not limited to, assets substituted by Company pursuant to Section 5(a)) at any time to the Trust must be (i) in the opinion of Trustee, liquid or easily liquidated; and (ii) in the case of equity securities, including Common Shares, traded on a national securities exchange or on the Nasdaq National Market System. Debt securities must be at least "investment grade", as that term is commonly used by debt rating agencies. Subject to the foregoing requirements, prior to a Change of Control, Company may satisfy its obligations to fund, and to maintain the funded status of, the Trust, in whole or in part, by contributing or substituting (iii) equity securities of Company; and/or (iv) by contributing or substituting the Company's commercial paper if it has a rating of A2/P2 or better; has a term of no more than 45 days to maturity; and no other commercial paper of Company has been contributed or substituted within the previous 365 days. After a Change of Control, Company may not contribute or substitute debt or equity securities of any Affiliate or Associate."

FURTHER RESOLVED, that W. P. McGinnis, J. R. Elsesser and C. S. Sommer be, and each of them hereby is, authorized to do any and all acts and execute any and all documents they, or any of them, deem necessary or desirable to effect the foregoing amendment substantially in the form presented.

The Board also approved management's recommendation to amend the investment guidelines of the Trust substantially in the form as exhibited at the meeting and attached to these minutes as Exhibit A.